FIRST AMENTMENT

This First Amendment (“Amendment No. 1”) is dated June 16, 2005 and is the first amendment to the CONSULTING SERVICES AGREEMENT dated May 25, 2005 which was among and between Stanton, Walker & Company and SoftNet Technology Corp.

It is hereby agreed that the Consulting Services Agreement shall be amended:

Further Agreement
As consideration for Consultant working on Business Development and for providing General Business Consulting Services, Client agrees to cause shares of its common stock (the “Additional Consideration”), par value $.001 per share, to be issued to Richard P. Stanton and Richard H. Walker, affiliates of Stanton, Walker & Company. The total number of shares shall be 250,000 and shall be divided in two and issued in equal quantities of 125,000 shares to Richard P. Stanton and to Richard H. Walker. When issued, said shares shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration.  The registration and issuance of the 250,000 shares shall take place no later than June 17, 2005.  All costs in connection therewith shall be borne by client.

All other terms and conditions shall remain the same.

* S I G N A T U R E      P A G E       F O L L O W S*

First Amendment dated June 6, 2005                                           Page 2

CLIENT: SOFTNET TECHNOLOGY CORP. (STTC)

_/s/ James M. Farinella__________________

Title: _____CEO______________________

Date: June 6, 2005

CONSULTANT:   STANTON, WALKER & COMPANY

__/s/ Richard P. Stanton________________
By:

Its Managing Director

Date: June 6, 2005